EXHIBIT 99.1      INTERNET HOLDRS TRUST PROSUPP DATED JUNE 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 22, 2001)



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                        1,000,000,000 Depositary Receipts
                            Internet HOLDRS(sm) Trust

         This prospectus supplements information contained in the prospectus dated January 22, 2001, which updated the original prospectus dated September 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRSSM Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:


                                                                    Primary
                                                        Share       Trading
        Name of Company (1)                  Ticker    Amounts       Market
------------------------------------------  --------  ---------   ------------

Amazon.com, Inc.                              AMZN       18        Nasdaq NMS
Ameritrade Holding Corporation                AMTD        9        Nasdaq NMS
AOL Time Warner Inc.                          AOL        42            NYSE
At Home Corporation (2)                       ATHM       17        Nasdaq NMS
CMGI Inc.                                     CMGI       10        Nasdaq NMS
CNET Networks, Inc.                           CNET        4        Nasdaq NMS
DoubleClick Inc.                              DCLK        4        Nasdaq NMS
EarthLink, Inc.                               ELNK      6.23       Nasdaq NMS
eBay Inc.                                     EBAY       12        Nasdaq NMS
E*TRADE Group, Inc.                           ET         12            NYSE
Exodus Communications, Inc.                   EXDS       16        Nasdaq NMS
Inktomi Corporation                           INKT        6        Nasdaq NMS
Network Associates, Inc.                      NETA        7        Nasdaq NMS
Priceline.com Incorporated                    PCLN        7        Nasdaq NMS
RealNetworks, Inc.                            RNWK        8        Nasdaq NMS
Yahoo! Inc.                                   YHOO       26        Nasdaq NMS

--------------

(1) On April 27, 2001, PSINet Inc. was delisted from trading on the Nasdaq NMS. As set forth in the prospectus, because PSINet Inc. was not listed for trading on another U.S. national securities exchange, within five business days from the date of delisting, the shares of PSINet included Internet HOLDRS distributed. As a result, PSINet is no longer represented in Internet HOLDRS.

(2) On July 24, 2001, shareholders are expected to vote on a proposed two-, three- or four-for-one reverse stock split.

        The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.



            The date of this prospectus supplement is June 30, 2001.